UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): FEBRUARY 1, 2010

CONSOLIDATED GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	001-12631	76-0190827
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 WESTHEIMER, SUITE 200 HOUSTON, TEXAS	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 787-0977

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 — AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

On February 1, 2010, the Board of Directors of Consolidated Graphics, Inc. (the “Company”) approved the First Amendment to the Third Amended and Restated By-Laws of the Company (the “By-Laws”). The First Amendment amends certain provisions of the Company’s By-Laws that require advance notice to the Company of proposals that shareholders desire to make at shareholders’ meetings as well as shareholder nominations for directors. The amended provisions require, among other things, that proposing shareholders disclose all derivative positions held with respect to the Company’s securities, the record and beneficial owners of the securities held by the proposing shareholder, the shareholder’s intent to solicit proxies and, where applicable, any material interest among such shareholder and other parties with respect to such proposal. The proposing shareholder would also be required to update any information previously provided to the Company. The time periods for submitting shareholder proposals and director nominations did not change.

The foregoing is qualified in its entirety by reference to the First Amendment, filed herewith as Exhibit 3.1.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

3.1 First Amendment to the Third Amended and Restated By-Laws of Consolidated Graphics, Inc.

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC. (Registrant)

By:	/s/ Jon C. Biro
Jon C. Biro Executive Vice President and Chief Financial and Accounting Officer

Date: February 5, 2010

Exhibit Index

Exhibit Number	Description
3.1	First Amendment to the Third Amended and Restated By-Laws of Consolidated Graphics, Inc.